Exhibit 10.25

AMENDMENT NO. 1 TO
DISABILITY AGREEMENT

This AMENDMENT NO. 1 (this “Amendment”) to that certain Disability Agreement, dated as of December 30, 2004 (the “Agreement”), by and between GFI Group Inc., a Delaware corporation (the “Company”), and Michael A. Gooch (the “Executive”), is made on December 31, 2008 (the “Amendment Effective Date”).

WHEREAS, the Company and the Executive desire to amend the Agreement in accordance with Section 6 thereof so that it complies with Code § 409A; and

WHEREAS, the Company and the Executive have each approved this Amendment and the changes to the Agreement that it will effect.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agree as follows:

Section 1.               Amendments.  The Agreement shall be amended as follows:

A.    Section 1 shall be amended by adding at the end of clause (a) thereof the phrase “as in effect on the date of termination, but in any event at least monthly”.

B.    The following shall be added as Section 7 of the Agreement:

7.             Section 409A Compliance.

(a)           The intent of the parties is that payments and benefits under this Agreement comply with Internal Revenue Code Section 409A and the regulations and guidance promulgated thereunder (collectively “Code Section 409A”) and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith.  In no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on the Executive by Code Section 409A or damages for failing to comply with Code Section 409A.

(b)           A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Code Section 409A and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.”

(c)           Notwithstanding any other payment schedule provided herein to the contrary, if the Executive is deemed on the date of termination to be a

“specified employee” within the meaning of that term under Code Section 409A(a)(2)(B), then each of the following shall apply:

(i)            With regard to any payment that is considered deferred compensation under Code Section 409A payable on account of a “separation from service,” such payment shall be made on the date which is the earlier of (A) the expiration of the six (6)-month period measured from the date of such “separation from service” of the Executive, and (B) the date of the Executive’s death (the “Delay Period”) to the extent required under Code Section 409A.  Upon the expiration of the Delay Period, all payments delayed pursuant to this Section (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid to the Executive in a lump sum, and all remaining payments due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein; and

(ii)           To the extent that any benefit to be provided during the Delay Period are considered deferred compensation under Code Section 409A provided on account of a “separation from service,” and such benefits are not otherwise exempt from Code Section 409A, the Executive shall pay the cost of such benefits during the Delay Period, and the Company shall reimburse the Executive, to the extent that such costs would otherwise have been paid by the Company or to the extent that such benefits would otherwise have been provided by the Company at no cost to the Executive, the Company’s share of the cost of such benefits upon expiration of the Delay Period, and any remaining benefits shall be reimbursed or provided by the Company in accordance with the procedures specified herein.

(d)           All expenses or other reimbursements under this Agreement shall be made on or prior to the last day of the taxable year following the taxable year in which such expenses were incurred by the Executive (provided that if any such reimbursements constitute taxable income to the Executive, such reimbursements shall be paid no later than March 15th of the calendar year following the calendar year in which the expenses to be reimbursed were incurred), and no such reimbursement or expenses eligible for reimbursement in any taxable year shall in any way affect the expenses eligible for reimbursement in any other taxable year.

(e)           For purposes of Code Section 409A, the Executive’s right to receive any installment payment pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments.

Section 2.               Effect of Amendment.  Except as set forth in Section 1 of this Amendment, the provisions of the Agreement shall not be amended or altered by this Amendment and shall continue in full force and effect.

Section 3.               Miscellaneous.  This Amendment shall be governed by the internal laws of the State of New York.  This Amendment may be executed in one or more counterparts, each of which when executed and delivered shall be deemed to be an original and all counterparts taken together shall constitute one and the same instrument.  This Amendment and the Agreement (as amended hereby) constitute the entire understanding of the parties hereto with respect to the subject matter hereof, and any and all prior agreements and understandings between the parties regarding the subject matter hereof, whether written or oral, except for the Agreement (as amended hereby), are superceded by this Amendment.  Any provision of this Amendment which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rending unenforceable the remaining provisions hereof, and any invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the undersigned parties on the Amendment Effective Date.

COMPANY:

GFI GROUP INC.

By:
Name:
Title:

EXECUTIVE:

Michael A. Gooch